      ___________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549
                           _________________________

                                   FORM  T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                  ___________________________________________
              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
               A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                   ________________________________________

                                 CHEMICAL BANK
              (Exact name of trustee as specified in its charter)

New York                                                              13-4994650
(State of incorporation                                         (I.R.S. employer
if not a national bank)                                      identification No.)

270 Park Avenue
New York, New York                                                         10017
(Address of principal executive offices)                              (Zip Code)

                              William H. McDavid
                                General Counsel
                                270 Park Avenue
                           New York, New York 10017
                             Tel:  (212) 270-2611
           (Name, address and telephone number of agent for service)
                 _____________________________________________
                                  Salomon Inc
              (Exact name of obligor as specified in its charter)

Delaware                                                              22-1660266
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                               identification No.)


Seven World Trade Center
New York, New York                                                         10048
(Address of principal executive offices)                              (Zip Code)

                  ___________________________________________
           Debt Securities and Warrants to Purchase Debt Securities
                      (Title of the indenture securities)
             _____________________________________________________

                                    GENERAL

Item 1. General Information.

        Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject. New York State Banking Department, State House, Albany, New York 12110.

        Board of Governors of the Federal Reserve System, Washington, D.C., 20551 and Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

        Federal Deposit Insurance Corporation, Washington, D.C., 20429.

        (b) Whether it is authorized to exercise corporate trust powers.

            Yes.


Item 2. Affiliations with the Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

16.   List of Exhibits

      List below all exhibits filed as a part of this Statement of Eligibility.

      1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

      2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

      3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

      4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-46892, which is incorporated by reference).

      5.  Not applicable.

      6.  The consent of the Trustee required by Section 321(b) of the Act (see
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

      7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

      8.  Not applicable.

      9.  Not applicable.

                                   SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 3rd day of August, 1994.

                            CHEMICAL BANK


                            By /s/ T. C. Knight
                               -----------------------------
                               T. C. Knight
                               Assistant Vice President

                             Exhibit 7 to Form T-1


                               Bank Call Notice

                            RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                                 Chemical Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

             at the close of business March 31, 1994, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                      Dollar Amounts
            ASSETS                                       in Millions

Cash and balances due from depository institutions:
  Noninterest-bearing balances and
  currency and coin .................................      $  5,741
  Interest-bearing balances .........................         3,768
Securities ............. ............................
Held to maturity securities..........................         7,503
Available for sale securities........................        15,662
Federal Funds sold and securities purchased under
  agreements to resell in domestic offices of the
  bank and of its Edge and Agreement subsidiaries,
  and in IBF's:
  Federal funds sold.................................         2,514
  Securities purchased under agreements to resell....           995
Loans and lease financing receivables:
  Loans and leases, net of unearned income   $61,140
  Less: Allowance for loan and lease losses    2,315
  Less: Allocated transfer risk reserve...       115
                                            --------
  Loans and leases, net of unearned income,
  allowance, and reserve.............................        58,710
Assets held in trading accounts......................        26,249
Premises and fixed assets (including capitalized
  leases)............................................         1,310
Other real estate owned..............................           642
Investments in unconsolidated subsidiaries and
  associated companies...............................           120
Customer's liability to this bank on acceptance
  outstanding........................................         1,093
Intangible assets....................................           549
Other assets.........................................         7,807
                                                           --------

TOTAL ASSETS.........................................      $132,663
                                                           ========

                                  LIABILITIES


Deposits
  In domestic offices...................................     $49,180
  Noninterest-bearing .........................$16,896
  Interest-bearing ............................ 32,284
                                                ------
  In foreign offices, Edge and Agreement subsidiaries,
  and IBF's.............................................      25,612
  Noninterest-bearing .........................$   128
  Interest-bearing ............................ 25,484
                                                ------

Federal funds purchased and securities sold under agree-
ments to repurchase in domestic offices of the bank and
  of its Edge and Agreement subsidiaries, and in IBF's
  Federal funds purchased...............................      10,710
  Securities sold under agreements to repurchase........       1,789
Demand notes issued to the U.S. Treasury................       1,493
Trading liabilities.....................................      14,745
Other Borrowed money:
  with original maturity of one year or less............       6,331
  with original maturity of more than one year..........       1,031
Mortgage indebtedness and obligations under capitalized
  leases................................................          21
Bank's liability on acceptances executed and outstanding       1,096
Subordinated notes and debentures.......................       3,500
Other liabilities.......................................       9,562

TOTAL LIABILITIES.......................................     125,070
                                                             -------

                                 EQUITY CAPITAL

Common stock............................................         620
Surplus.................................................       4,501
Undivided profits and capital reserves..................       2,684
Less: Net unrealized loss on marketable equity
  securities............................................        (210)
Cumulative foreign currency translation adjustments.....          (2)

TOTAL EQUITY CAPITAL....................................       7,593
                                                             -------

TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
 STOCK AND EQUITY CAPITAL...............................    $132,663
                                                             =======

I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                    JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in confor-mance with the instructions and is true and correct.


                    WALTER V. SHIPLEY       )
                    EDWARD D. MILLER        )DIRECTORS
                    WILLIAM B. HARRISON     )


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